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                                                                   Exhibit 10.13

                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (this "Agreement") is made this __ day of _______, 2006, between IPG Photonics Corporation, a Delaware corporation (the "Company"), and _______________________ ("Indemnitee").

     WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable persons available;

     WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

     WHEREAS, the Amended and Restated By-laws of the Company (the "By-laws") provide for the indemnification of its directors and officers and permit it to make other indemnification arrangements and agreements;

     WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee's rights to full indemnification against litigation risks and expenses (regardless, among other things, of any change in the ownership of the Company or the composition of its board of directors);

     WHEREAS, this Agreement is a supplement to and in furtherance of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate") and the By-laws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

     WHEREAS, Indemnitee does not regard the protection available under the Company's By-laws and insurance as adequate in the present circumstances, and may not be willing to serve as director or officer without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and

     WHEREAS, Indemnitee is relying upon the rights afforded to the Indemnitee under this Agreement in [accepting] [continuing in] Indemnitee's position as a director or an officer of the Company.

     NOW, THEREFORE, the Company and Indemnitee agree as follows.

     1. Definitions.

          (a) "Corporate Status" describes the status of a person who is serving or has served (i) as a director and/or officer of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company or (iii) as a director, partner, trustee, officer, employee or agent of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(a), a director of the Company who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary

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shall be deemed to be serving in each such capacity at the request of the
Company.

          (b) "Change in Control" shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

               (i) Acquisition of Stock by Third Party. Any Person (as defined below), other than Persons who are beneficial Owners of the Company's securities on the date of this Agreement, is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities;

               (ii) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the board of directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(b)(i), 1(b)(iii) or 1(b)(iv)) whose election by the board of directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the board of directors;

               (iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

               (iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; and

               (v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 1(b), the following terms shall have the following meanings:

               (A) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


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               (B) "Person" shall have the meaning as set forth in Sections
          13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and
          (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

               (C) "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

          (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

          (d) "Entity" means any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other entity.

          (e) "Enterprise" means the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

          (f) "Expenses" means all reasonable fees, costs and expenses incurred in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys' fees, disbursements and retainers, fines, excise taxes assessed with respect to any employee benefit plan, fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses.

          (g) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses,


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claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

          (h) "Liabilities" means judgments, damages, liabilities, obligations, losses, penalties, excise taxes, fines and amounts paid in settlement.

          (i) "Proceeding" means any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 12 of this Agreement to enforce Indemnitee's rights hereunder.

          (j) "Subsidiary" means any Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either
(i) a general partner, managing member or other similar interest or (ii) 50% or more of the outstanding voting capital stock or other voting equity interests of such Entity.

     2. Services of Indemnitee. In consideration of the Company's undertakings in this Agreement, Indemnitee agrees to serve or continue to serve as a director and/or officer of the Company. However, this Agreement does not impose any obligation on Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements between the Company and Indemnitee, if any.

     3. Agreement to Indemnify. The Company shall indemnify Indemnitee as follows:

          (a) Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee's Corporate Status, the Company shall, to the extent permitted by applicable law, indemnify Indemnitee against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as "Indemnifiable Expenses" and "Indemnifiable Liabilities," respectively, and collectively as "Indemnifiable Amounts").

          (b) To the extent permitted by applicable law and subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party, or is threatened to be made a party, to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee's Corporate Status, the Company shall indemnify Indemnitee against all Indemnifiable Expenses.

     4. Exceptions to Indemnification. The Company shall indemnify Indemnitee under Sections 3(a) and 3(b) above in all circumstances other than the following:

          (a) If indemnification is requested under Section 3(a) and it has been finally adjudicated by a court of competent jurisdiction (or arbitrator in an arbitration proceeding commenced by Indemnitee in accordance with Section 12 hereof) that, (i) in connection with the subject of the


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Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful, then any such case, Indemnitee will not be entitled to payment of Indemnifiable Amounts hereunder.

          (b) If indemnification is requested under Section 3(b) and:

               (i) it has been finally adjudicated by a court of competent jurisdiction (or arbitrator in an arbitration proceeding commenced by Indemnitee in accordance with Section 12 hereof) that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, then Indemnitee will not be entitled to payment of Indemnifiable Expenses hereunder; or

               (ii) it has been finally adjudicated by a court of competent jurisdiction (or arbitrator in an arbitration proceeding commenced by Indemnitee in accordance with Section 12 hereof) that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, then no Indemnifiable Expenses will be paid with respect to such claim, issue or matter unless the court in which such Proceeding was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to such Indemnifiable Expenses as such court deems proper.

          (c) Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

               (i) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

               (ii) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act; or

               (iii) except as provided in Sections 12(d) and 22 of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the


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     board of directors of the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

     5. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the request. The Company shall pay such Indemnifiable Amounts to Indemnitee within fifteen (15) days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as is reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

     6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, if Indemnitee is, by reason of Indemnitee's Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

     7. Indemnification for Expenses When Indemnitee is Partly Successful. Notwithstanding any provision to the contrary contained herein, if, in any Proceeding, Indemnitee is successful, on the merits or otherwise, as to one or more but fewer than all claims, counts, issues or matters in such Proceeding, the Company shall indemnify Indemnitee in accordance with Section 3 of this Agreement in connection with each such successful claim, count, issue or matter. For purposes of this Agreement, and, without limiting the generality of the foregoing, the termination of any claim, count, issue or matter in such a Proceeding by dismissal, with or without prejudice, is to be construed as a successful result as to such claim, count, issue or matter from the perspective of the Person requesting such dismissal.

     8. Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable creates an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's action was unlawful.

     9. Agreement to Advance Expenses; Conditions. The Company shall, to the extent not prohibited by law, pay to Indemnitee all Expenses incurred by Indemnitee in connection with a Proceeding, including those incurred by Indemnitee in connection with any Proceeding by or in the right of the Company, in advance of the final disposition of the Proceeding to which the Indemnifiable Expenses relate, if Indemnitee furnishes the Company with a written undertaking to repay the amount of such Expenses advanced to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification. This undertaking is an unlimited general obligation of Indemnitee, which the


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Company shall accept without regard to the financial ability of Indemnitee to make repayment, and in no event is be required to be secured.

     10. Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Expenses for which Indemnitee seeks an advancement under Section 9 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Expenses. The Company shall pay Expenses under Section 9 no later than fifteen (15) days after the Company's receipt of such request.

     11. Procedure Upon Request for Payment of Indemnifiable Amounts and
Expenses.

          (a) Upon written request by Indemnitee for payment pursuant to Sections 5 and 10 of this Agreement, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred,
(A) by a majority vote of the Disinterested Directors, even though less than a quorum of the board of directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the board of directors, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to Indemnitee or (D) if so directed by the board of directors, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Indemnifiable Expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

          (b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) hereof, the Independent Counsel shall be selected as provided in this Section 11(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the board of directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the board of directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as


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the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for payment pursuant to Sections 5 and 10 hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

     12. Remedies of Indemnitee.

          (a) Right to Petition. If Indemnitee makes a request for payment of Indemnifiable Amounts under Section 5 above or a request for an advancement of Expenses under Section 10 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the Chancery Court of the State of Delaware (the "Delaware Court") in accordance with Section 20 hereof to enforce the Company's obligations under this Agreement. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within ninety (90) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a). The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

          (b) Burden of Proof. In any action brought under Section 12(a) above, the Company has the burden of proving by a preponderance of the evidence that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder; provided, however, that if prior to the commencement of such action, this form of agreement has been approved by the holders of a majority of the voting power of the capital stock of the Company, the Company has the burden of proving by clear and convincing evidence that Indemnitee is not entitled to such indemnification.

          (c) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties,


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or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 12(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

          (d) Expenses. The Company shall reimburse Indemnitee in full for any Indemnifiable Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 12(a) above, except where such action is resolved wholly in favor of the Company.

          (e) Validity of Agreement. The Company is precluded from asserting in any Proceeding, including, without limitation, an action under Section 12(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate that the Company is bound by all the provisions of this Agreement.

          (f) Failure to Act Not a Defense. The failure of the Company (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Expenses under this Agreement is not a defense in any action brought under Section 12(a) above, and does not create a presumption that such payment or advancement is not permissible.

          (g) Indemnitee's Right to Counsel. If the Company fails to comply with any of its obligations under this Agreement or if the Company or any other Person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits provided to Indemnitee hereunder, Indemnitee may retain counsel of Indemnitee's choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

     13. Notice by Indemnitee. Indemnitee shall notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding that may result in the payment of Indemnifiable Amounts or the advancement of Expenses hereunder; provided, however, that the failure to give any such notice does not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Expenses except to the extent the Company's ability to defend in such Proceeding is prejudiced thereby.

     14. Representations and Warranties of the Company. The Company represents and warrants to Indemnitee as follows:

          (a) Authority. The Company has all necessary power and authority to enter into and be bound by the terms of this Agreement, and the execution, delivery and performance of this Agreement and the obligations of the Company contemplated hereby have been duly authorized by the Company.


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          (b) Enforceability. This Agreement is valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     15. Expenses. During Indemnitee's service as a director and/or officer, the Company shall promptly reimburse Indemnitee for all reasonable out-of-pocket expenses incurred by Indemnitee in connection with Indemnitee's service as a director and or officer or member of any board committee.

     16. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Expenses in this Agreement are in addition to any other rights that Indemnitee has under applicable law, the Company's By-laws or its Certificate, as each may be amended, modified or supplemented from time to time (collectively, the "Organization Documents"), or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity as a result of Indemnitee's serving as a director and/or officer of the Company.

     17. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Indemnifiable Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

     18. Successors. This Agreement is to (a) be binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law), and (b) be binding on and inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement will continue to benefit Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

     19. Subrogation. If any payment of Indemnifiable Amounts is made under this Agreement, the Company is to be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other Persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     20. Governing Law; Change in Law; Consent to Jurisdiction. This Agreement is to be governed by and construed and enforced under the laws of the State of Delaware, without giving effect to the provisions thereof relating to conflicts of law (the "Governing Law"). If a change in the Governing Law (whether by statute or judicial decision) permits broader


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indemnification or advancement of Expenses than is provided under the terms of the Organization Documents or this Agreement, Indemnitee will be entitled to such broader indemnification and advancements, and this Agreement will be deemed to be amended to such extent. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought (except for an arbitration proceeding commenced by Indemnitee in accordance with Section 12 hereof) only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably RL&F Service Corp., One Rodney Square, 10th Floor, 10th and King Streets, Wilmington, Delaware 19801 as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

     21. Severability. Whenever possible, each provision of this Agreement is to be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, is determined by a court of competent jurisdiction (or arbitrator in an arbitration proceeding commenced by Indemnitee in accordance with Section 12 hereof) to be illegal, invalid or unenforceable, in whole or in part, such provision or clause will be limited or deemed to be modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement will remain fully enforceable and binding on the parties.

     22. Indemnitee as Plaintiff. Except as provided in Section 12 of this Agreement, Indemnitee is not entitled to payment of Indemnifiable Amounts or advancement of Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity that it controls, or any director or officer thereof or any third party, unless the Company consents to the initiation of such Proceeding; provided, however, that this Section 22 does not apply to affirmative defenses asserted by Indemnitee or any counterclaims by Indemnitee that are resolved successfully (from Indemnitee's perspective) in an action brought against Indemnitee.

     23. Modifications and Waiver. Except as provided in Section 20 above with respect to changes in the Governing Law that broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement will be effective unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provisions of this Agreement, nor does such waiver constitute a continuing waiver of the provisions subject to such waiver.

     24. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed to such address as may have been furnished by any party to the others.

     25. Enforcement.

          (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

          (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the Company and Indemnitee with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate, the By-laws, applicable insurance and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

     26. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or (b) one
(1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        IPG PHOTONICS CORPORATION


                                        By:
                                            ------------------------------------
                                            Chairman of the Board and
                                            Chief Executive Officer


                                        INDEMNITEE:
                                                    ----------------------------
                                        Name:
                                              ----------------------------------